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                                                                    EXHIBIT 10.2

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT(hereinafter called "Agreement")made and entered into this 13th day of December, 2004 ("Effective Date") by and between CIVITAS BANKGROUP INC, a Tennessee corporation, (hereinafter called "Borrower")and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal office located in Memphis, Tennessee ("Lender").

                              W I T N E S S E T H :

WHEREAS, the Borrower has requested that Lender provide a loan in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00) ("Loan") and Lender has agreed to make this Loan on the terms and conditions hereinafter set forth;

WHEREAS, Borrower and Lender wish to enter into this Loan Agreement to set forth certain terms of the Loan and to secure the Loan by a pledge of 1667 shares of common stock of Cumberland Bank (the "Bank") which constitutes One Hundred percent (100%) of the outstanding shares of the Bank, which is a wholly-owned subsidiary of Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                                   AGREEMENTS

1. AMOUNT AND TERMS OF BORROWINGS.

         1.1 Loan. Lender hereby agrees to lend, and Borrower hereby agrees to borrow, upon the terms and conditions set forth in this Agreement, the sum of up to Two Hundred and Fifty Thousand Dollars ($250,000.00), as the Loan, to be evidenced by a promissory note (the "Note"), as set forth in EXHIBIT A and included herein by reference. The Note shall be dated on the date of the extension of the Loan, shall be payable to the order of Lender in the principal amount of Two Hundred and Fifty Thousand Dollars ($250,000.00) shall bear interest on the outstanding principal balance from the date of advancement of the principal amount to final payment at the rate as set forth in the Note in EXHIBIT A.

                  Subject to the right of the Lender to declare principal and accrued interest to be immediately due and payable to the extent hereinafter provided, principal and interest payments shall be due and payable as set forth in the Note and all principal and accrued interest, together with any amounts due under this Agreement, shall be due and payable on 9/30/2005 (the "Maturity Date").

                  Interest on the outstanding principal balance of the Note shall accrue at the FTB Base Rate as set forth in the Note. Prepayments of principal shall be permitted without premium or penalty and be applied to the next principal payments due and payable under the Note, unless interest is due and payable but unpaid, which case such prepayment shall be applied to such interest as required.

         1.2 General. All indebtedness and obligations of Borrower to Lender under this Agreement shall be secured by Lender's lien and security interest in One thousand six hundred sixty seven (1667) shares of the common stock of the Bank (the "Collateral"). The pledging of such Collateral shall be evidenced by a separate Pledge Agreement executed by Borrower ("Pledge Agreement"). Borrower agrees that all of the rights of Lender with regard to the Pledge Agreement set forth in this Agreement shall apply to any modification of, or supplement to this Agreement.

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         1.3 Payments. All payments under the Note shall be made to Lender at its principal office in Memphis, Tennessee, in immediately available funds in lawful tender of the United States of America.

2. USE OF PROCEEDS.

         2.1 Use of Loan Proceeds. The proceeds of the Loan shall be used by the Borrower for the sole purpose of refinancing existing debt and general capital needs.

3. CONDITIONS TO LOAN CLOSING.

         The obligation of Lender to extend any loan or credit to Borrower under this Agreement or to make any Loan disbursements is subject to the satisfaction of each of the following conditions:

         3.1 No Defaults; Certificate. Borrower and the Bank shall be in full compliance with all the terms and conditions of this Agreement, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred. Lender shall have received from Borrower and the Bank a certificate, in form and content reasonably acceptable to Lender dated as of and delivered on the date of the Loan, certifying that (1) the representations and warranties set forth herein, and the exhibits attached hereto, are accurate, true and correct on and as of such date, (2) show that neither the transactions contemplated hereby or by any other Loan Document will cause or result in any violation of (or creation of any right in third parties under the provisions of) any laws restricting or otherwise regulating the use, application or distribution of corporate funds and assets, and (3) that no Event of Default nor any event which upon notice or lapse of time or both would constitute such an Event of Default, exists.

         3.2 Accuracy of Representations and Warranties. At the time of the initial Loan disbursement and any subsequent Loan disbursement, the representations and warranties set forth herein and in any other Loan Document shall be true and correct.

         3.3 Corporate Action and Authority. The Borrower shall have delivered to Lender: (i) a certificate from the Secretary of State of Tennessee that Borrower is in good standing and certificates from the Secretaries of State and of each other State in which the Borrower is required to be qualified to do business, certifying the Borrower's good standing as a corporation in each such State; (ii) a copy of the Resolutions passed by the Borrower's Board of Directors authorizing the execution and delivery of the performance of Borrower's obligations under the Loan Documents certified by the Secretary or Assistant Secretary to be true and correct; and (iii) a certificate or certificates, dated as of and delivered on the date of the execution of this Agreement and signed on behalf of the Borrower by the Secretary or Assistant Secretary, certifying the names of the officers authorized to execute and deliver the Loan Documents on behalf of the Borrower, together with the original, not photocopied, signatures of each officer. Borrower shall also deliver the same items specified in (i) above pertaining to the Bank from the appropriate regulatory agency.

         3.4 Delivery of Note, Loan Agreement, Pledge Agreement, and Stock Certificates. At the time of the extension of the Loan, Borrower shall have delivered the Note, this Loan Agreement, the Pledge Agreement pledging the Collateral, stock certificates issued to Borrower evidencing the shares pledged pursuant to the Pledge Agreement, and such stock powers with respect to such shares pledged as Collateral as shall be required by Lender (all such documents, together with any other documents reasonably required by the Lender, are referred to herein as "Loan Documents"). The security interest in the Collateral shall be prior to all other liens.

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         3.5 Proceedings. The Loan Documents, upon their execution, and all proceedings in connection with the authorization, execution and delivery of and the performance of the obligations under the Loan Documents shall be reasonably satisfactory in substance and form to Lender.

         3.6 Payment of Fees and Expenses. Borrower shall have paid, at or prior to the date of the extension of the Loan, all accrued but unpaid reasonable costs and expenses of Lender in accordance with Section 8.9.

         3.7 Other Writings. The Lender shall receive such other agreements, instruments, documents, certificates, affidavits and other writings as Lender may reasonably require.

         3.8 Opinion of Counsel. Borrower shall have delivered to Lender at Borrower's expense, favorable written opinions of counsel for Borrower dated as of and delivered on the date of the extension of the Loan, in form and content reasonably acceptable to Lender, as set forth in EXHIBIT B.

         3.9 Financial Statements. Prior to any disbursement under the Loan, Borrower shall have delivered to Lender, true and exact copies of the consolidated financial statements of the Borrower and its subsidiaries identified on EXHIBIT D (the "Subsidiaries"), for the twelve month period ended December 31, 2003 and audit report and opinion of the Borrower's independent accounting firm, with respect thereto, the unaudited consolidated financial statements of Borrower and its Subsidiaries as of June 30, 2004 and the ________ F.R. Y-6 Annual Report and F.R. Y-9 Parent Company only (and Consolidated, if applicable) financial statement(s) filed by Borrower with the Federal Reserve. For purposes of this Agreement, the term "Subsidiary" means any corporation other than Borrower in an unbroken chain of corporations beginning with the Borrower with each of the corporations or the Bank other than the last corporation in the unbroken chain owning fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or the Bank.

         3.10 No Material Adverse Change. At the time the Loan is funded hereunder, there shall have occurred, in the reasonable opinion of Lender, no material adverse changes in the condition, financial or otherwise, of Borrower or its subsidiaries, taken as a whole, from that reflected in the financial statements furnished pursuant to Section 3.9 hereof or furnished to Lender from time to time hereafter as required herein.

4. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender to enter into this Agreement and to make the Loan including advancements under the Loan, the Borrower and the Bank represent and warrant to the Lender (which representations and warranties shall survive the delivery of the Loan Documents and the funding of the Loan) that:

         4.1 Corporate Status. Borrower is a corporation duly organized and existing under the laws of the State of Tennessee, is duly qualified to do business and is in good standing under the laws of other states where the Borrower is required to be qualified to do business, if any, and has the corporate power and authority to own its properties and assets and conduct its affairs and business.

         4.2 Corporate Power and Authority. Borrower has full power and authority to enter into this Agreement, to borrow funds contemplated herein, to execute and deliver this Agreement, the Note and other Loan Documents executed and delivered by it, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action; and the officer executing each of the Loan Documents is duly authorized to do so by all necessary corporate action. Any consents or approval of shareholders of Borrower required as a condition to the validity of any Loan Document have

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been obtained;  and each of said Loan Documents is the valid, legal, and binding obligation of Borrower enforceable in accordance with its terms.

         4.3 No Violation of Agreements or Law. Neither Borrower, Bank, nor any other Subsidiary of Borrower is in default under any indenture, agreement or instrument to which it is a party or by which it may be bound, nor in violation of any state or federal statute, rule, ruling, or regulation governing its operations and the conduct of its business, except for such defaults which would not have a material adverse effect on the operations, financial condition, business or assets of the Borrower and its subsidiaries taken as a whole ("Material Adverse Effect"). Neither the execution and delivery of the Loan Documents nor the consummation of the transactions herein contemplated, or compliance with the provisions hereof will conflict with, or result in the breach of, or constitute a default under, any indenture, agreement or other instrument to which Borrower is a party or by which it may be bound except to the extent a breach or default under such indenture, agreement or other instrument would not have a Material Adverse Effect, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower, or violate or be in conflict with any provision of the charter or bylaws of Borrower, the Bank or any other Subsidiary except for such liens, charges or encumbrances as would not have a Material Adverse Effect.

         4.4 Compliance With Law; Government Approvals.

                  (a) Borrower has complied and is complying with all requirements, made all applications, and submitted all reports required by The Bank Holding Company Act of 1956, as amended, and any regulations or rulings issued in connection therewith except where such failure to comply would not have a Material Adverse Effect, and the transaction contemplated hereby will not violate any such statutes, rules, rulings, or regulations nor will the consummation of said actions and transactions cause Borrower to be in violation thereof except for such violations as would not have a Material Adverse Effect. Borrower has, as required, received all governmental approvals necessary for the consummation of the transactions described herein, including the approval of the Board of Governors of the Federal Reserve System.

                  (b) Borrower has complied and is complying in all material respects with all other applicable state or federal statutes, rules, rulings and regulations. The borrowing of money and said actions and transactions required hereunder will not violate any of such statutes, rules, rulings, or regulations.

         4.5 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower threatened against the Borrower, the Bank or any other Subsidiary before any court, arbitrator or governmental or administrative body or agency which, if adversely determined, would have a Material Adverse Effect except as set forth in EXHIBIT C. Without limiting the generality of the foregoing, except as set forth in EXHIBIT C neither Borrower, the Bank nor any Subsidiary is subject to any Supervisory Action (herein defined) by any federal or state bank regulatory authority. As used herein, "Supervisory Action" shall mean and include the issuance by any bank regulatory authority of a letter agreement or memorandum of understanding (regardless of whether consented or agreed to by the party to whom it is addressed); or the issuance by or at the behest of any bank regulatory authority of a cease and desist order, injunction, directive, restraining order, notice of charges, or civil money penalties, against Borrower, the Bank, or any other Subsidiary or the directors or officers of any of them, whether temporary or permanent.

         4.6 Financial Condition. The consolidated balance sheets and the related consolidated statements of income of Borrower and its Subsidiaries and the financial reports of Borrower, the Bank, and the other Subsidiaries which will be delivered to Lender pursuant to Section 3.9 hereof are, or will be as of their respective dates and for the respective periods stated therein, complete and correctly and fairly present in all material respects the financial condition of Borrower and its Subsidiaries, and the results of their operations, respectively, as of the dates and for the periods stated therein, and have been, or will be as of their respective dates and for the respective periods stated therein, prepared in accordance with

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Generally Accepted Accounting Principals (GAAP)in the United States consistently applied throughout the period involved and consistent with that of the preceding fiscal year or period, as the case may be. There are no liabilities of the Borrower which are required to be set forth in such financial statements that are not included in such financial statements. There has been no material adverse change in the business, properties or condition of Borrower and its Subsidiaries since the date of the financial statement furnished to Lender pursuant to Section 3.9 hereof.

         4.7 Tax Liability. Borrower has filed all federal, state and other tax returns, which are required to be filed by it, and has paid all taxes which have become due and payable pursuant to such returns or pursuant to any assessments received by Borrower, the Bank, and the other Subsidiaries.

         4.8 Subsidiaries. Borrower has no Subsidiaries and owns stock in no corporation or banking association other than the Subsidiaries listed in EXHIBIT D.

         4.9 Bank Stock. The common stock of the Bank owned by Borrower is duly authorized and validly issued by the Bank. The total number of shares of common stock of the Bank issued and outstanding as of the date hereof are all owned by Borrower. Except as set forth on EXHIBIT E, the stock of the Bank is free and clear of all liens, encumbrances, security interests other than the security interest of National Bank of Commerce which shall be released upon the repayment of the loan to Borrower; said common stock is fully paid and non-assessable. There are no outstanding warrants or options to acquire any common stock of the Bank. There are no outstanding securities convertible or exchangeable into shares of common stock of the Bank; and there are no restrictions on the transfer or pledge of any shares of common stock of the Bank.

         4.10 Liens. There are no liens on any assets of the Borrower, the Bank or any other Subsidiaries other than as set forth in EXHIBIT E. The Borrower will not incur any additional debt or allow any additional lien to be placed on the Collateral without the written consent of the Lender. Neither the Bank nor any other Subsidiary shall incur any debt or allow any lien to be placed on any asset, other than in the ordinary course of business, without the written consent of Lender.

         4.11 Options, Warrants, Etc. Related to Shares. Except as set forth in EXHIBIT F, there are no options, warrants or other rights agreements or commitments (including conversion rights and preemptive rights) obligating the Borrower, the Bank, or any Subsidiary to issue, sell, purchase or redeem shares of the Borrower, the Bank, or any other Subsidiary or securities convertible to such shares.

         4.12 Environmental Laws.

                  (a) The Borrower and each of its Subsidiaries have obtained all permits, licenses, and other authorizations which are required under all Environmental Laws except where the failure to have obtained such permits, licenses and other authorizations would not have a Material Adverse Effect and are in compliance in all material respects with all material applicable Environmental Laws.

                  (b) On or prior to the date hereof, no notice, demand, request for information, citation, summons, or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or, to the best of the knowledge of the Borrower, threatened by any governmental or other Person with respect to any alleged or suspected failure by the Borrower or any of its Subsidiaries to comply in any material respect with any Environmental Laws.

                  (c) To the best of the knowledge of the Borrower, there are no material Liens arising under or pursuant to any Environmental Laws on any of the property owned or leased by the Borrower or any of its Subsidiaries.

                  (d) To the best of the knowledge of the Borrower, there are no conditions existing currently which would subject the Borrower or any of its Subsidiaries or any of their property to any

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material Lien, damages, penalties, injunctive relief, or cleanup costs under any
Environmental Laws or which require cleanup, removal, remedial action, or other responses by the Borrower and its Subsidiaries pursuant to Environmental Laws.

                  (e) For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, and local laws, including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to the discharge of air pollutants, water pollutants, or process waste water or otherwise relating to the environment or hazardous substances or the treatment, processing, storage, disposal, release, transport, or other handling thereof, including, but not limited to, the federal Solid Waste Disposal Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Hazardous Materials Transportation Act, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the federal Toxic Substances Control Act, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, in each case as now or at any time hereafter in effect.

5. AFFIRMATIVE COVENANTS.

         Borrower and the Bank covenant and agree that, until the Note together with interest thereon is paid in full, unless specifically waived by the Lender in writing, Borrower and the Bank will, or will cause the Subsidiaries to:

         5.1 Business and Existence; Compliance with Laws. Perform all things necessary to preserve and keep in full force and effect the existence, rights and franchises of Borrower, the Bank and the other Subsidiaries and to comply with and cause the Bank and the other Subsidiaries to comply with all material laws and regulations applicable to Borrower, the Bank, and each other Subsidiary, including, but not limited to, material laws and regulations of state and federal authorities applicable to banks and bank holding companies.

         5.2 Maintain Property. Maintain, preserve, and protect all properties used or useful in and material to the conduct of Borrower's, the Bank's, and each other Subsidiary's business and keep the same in good repair, working order and condition.

         5.3 Insurance. At all times keep the insurable properties of Borrower, the Bank, and each other Subsidiary adequately insured and maintain in force (i) insurance, to such an extent and against such risks, including fire and theft, as is customary with companies in the same or similar business, and (ii) such other insurance as may be required by law; and if required by Lender, deliver to the Lender a copy of the bonds and policies providing such coverage and a list setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

         5.4 Taxes and Liens. Pay and discharge promptly all material taxes, assessments, and governmental charges or levies imposed upon Borrower, the Bank, or each other Subsidiary or upon any of their respective income and profits, or their properties, real, personal or mixed, or any part thereof, before the same shall become delinquent; provided, however, that Borrower, the Bank, and each other Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the amount or validity thereof shall be contested in good faith by appropriate proceedings and provided that procedures reasonably satisfactory to Lender are carried out to prevent foreclosure of any lien there from.

         5.5 Financial Reports and ERISA.

                  (a) Furnish to Lender as soon as available and in any event within ninety (90) days after the end of each calendar year, (1) consolidated balance sheets of Borrower and its Subsidiaries, as of the end of such year and consolidated statements of income of Borrower and its Subsidiaries for the year

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then ended, together with the audit report and opinion of independent Certified
Public Accountants acceptable to the Lender with respect thereto, such audit report and opinion shall contain no exceptions or qualifications with respect to scope limitations imposed by Borrower or any of its Subsidiaries or with respect to accounting principles followed by Borrower or any of its Subsidiaries not in accordance with GAAP; (2) promptly upon receipt, copies of all management letters and other assessments and recommendations, formal or informal, submitted by the Certified Public Accountants to Borrower; (3) a copy of Borrower's FR Y-9 Parent Company Only (and Consolidated, if applicable) financial statement(s) and
(4) a copy of Borrower's F.R. Y-6 Annual Report promptly upon the filing of the same with the Federal Reserve Board; and (5) a copy of the Bank's Quarterly Report of Condition and Income ("Call Report") promptly upon the filing with the appropriate regulatory agency.

                  (b) Upon senior management of the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Lender promptly (and in any event within five (5) business days), of: (1) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (2) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the mean of Title IV of ERISA); (3) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, the Bank, or any other Subsidiary or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (4) any change in the funding status of any Plan that could have a material adverse effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Lender and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (c) For purposes of this Agreement:

                           (1) "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                           (2) "Reportable Event" means any of the events set
forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                           (3) "Multiple Employer Plan" means a Plan which is a
multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                           (4) "ERISA Affiliate" means an entity which is under
common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                           (5) "ERISA Event" means (i) with respect to any Plan,
the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, the Bank, or any other Subsidiary or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section

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4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any plan; (vi) the complete or partial withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                           (6) "Plan" means any employee benefit plan (as
defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, the Bank, or any other Subsidiary or any ERISA affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  (d) Promptly upon the transmission thereof, copies of all material financial statements, proxy statements, notices, reports and other communications sent by the Borrower or any other Subsidiary to the shareholders of the Borrower and any other such communications as may be requested by Lender and copies of any and all regular or periodic reports, registration statements, prospectuses or other written communications that the Borrower or the Bank or any other Subsidiary is or may be required to file with the Securities and Exchange Commission or any governmental department, bureau, commission or agency succeeding to the functions of the Securities and Exchange Commission if any.

                  (e) With reasonable promptness, such other financial information for the Borrower or the Bank or any other Subsidiary as Lender may reasonably request.

         5.6 Regulatory Examinations. (a) Promptly notify Lender of every examination by any federal or state regulatory body or authority, with respect to the properties, loans, operations and/or condition of Borrower, the Bank, or any other Subsidiary, and of the receipt by Borrower, the Bank, or any other Subsidiary of every examination or other report prepared by such body or authority with respect thereto; and (b) if required by Lender, fully and completely assist and cooperate with Lender in requesting approval by such regulatory body or authority of the furnishing to Lender of any such report, and furnish such report to Lender if such approval is given; provided, however, that Lender shall take such steps as may be necessary to assure that all such reports shall remain confidential and shall be used by Lender solely in connection with the administration of the Loan in accordance with the provisions of this Agreement.

         5.7 Additional Information. Furnish such other information regarding the operations, business affairs and financial condition of Borrower, the Bank, and each other Subsidiary as Lender may from time to time reasonably request, including but not limited to true and exact copies of any monthly management reports to their respective directors, their respective tax returns, and all information furnished to shareholders, or any governmental authority, including the results of any stock valuation performed.

         5.8 Right of Inspection. Except to the extent, if any, prohibited by applicable law, permit any person designated by Lender, upon three (3) business days prior written notice to inspect any of the properties, books and financial and other reports and records of Borrower, the Bank, and each other Subsidiary, including, but not limited to, all documentation and records pertaining to the Bank's loans, investments and deposits; and to discuss their affairs; finances and accounts with Borrower's, the Bank's, and each other Subsidiary's principal officers, at all such reasonable times and as often as Lender may reasonable request, to be necessary to cover the costs of such inspections, including a reasonable allowance for Lender's overhead as well as out-of-pocket expenses in connection with such inspection.

         5.9 Notice of Default. Promptly, but in no event later than five (5) business days after an officer of the Borrower obtains knowledge thereof, Borrower shall furnish the Lender with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or

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lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement or other Loan Documents or an event of default or default under any other loan documents for any other loan to the Borrower, the Bank, or any other Subsidiary.

         5.10 Notice of Litigation. Promptly, but in no event later than five
(5) business days after an officer of the Borrower obtains knowledge thereof, Borrower shall notify Lender of any actions, suits or proceedings instituted by any person against the Borrower, the Bank or other Subsidiary claiming money damages or other monetary liability in an amount, deemed to be material to Borrower and its Subsidiaries, taken as a whole, or more, and to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the person instituting the action, suit or proceeding, and any other significant features of the claim.

         5.11 Perfection of Security Interest. The Borrower or other Subsidiary shall perform such acts as may be necessary, in the reasonable judgment of Lender, now or in the future, to perfect or continue perfection of the security interests granted to Lender, or otherwise provided for, under any and all Loan Documents.

         5.12 Dividends to Borrower from the Bank. Borrower shall cause the Bank and other Subsidiary to pay dividends or otherwise make such cash contributions at such times and in such amounts, as is necessary to enable Borrower to meet all of its obligations under the Loan Documents on a timely basis, including the payment, when due, of each installment of interest and the payment of principal on the Loan to the extent permitted by law including applicable bank regulatory agency rules and regulations or agreements or understandings between the Borrower or any subsidiary and a bank regulatory agency. Without limiting the generality of the foregoing, should any prepayment, accelerated payment or other payment ever be due with respect to the Loan, Borrower shall cause the Bank and other Subsidiary to pay dividends or otherwise make such additional distributions to the Borrower as necessary to enable the Borrower to make such prepayment, accelerated payment or other payment, to the extent permitted by law including applicable bank regulatory agency rules and regulations or agreements or understandings between the Borrower or any subsidiary and a bank regulatory agency.

         5.13 Capital Requirements.

                  (a) The Borrower will and will cause the Bank to maintain at all times such amount of capital as may be prescribed by the appropriate "Bank Regulatory Authority", as subsequently defined, from time to time, whether by regulation, agreement or order. The Borrower shall ensure that the Bank shall be at least "well capitalized" (within the meaning of 12 U.S.C. 1831o, as amended, reenacted or redesignated from time to time).

                  (b) "Bank Regulatory Authority shall mean the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation and all other relevant bank regulatory authorities (including, without limitation, relevant state bank regulatory authorities).

         5.14 Capital Ratio/Equity Capital Adequacy. With respect to the financial statements of the Borrower and Bank, shall maintain at all times until payment in full of the Loan, capital levels of Borrower in full compliance with all state and federal regulatory authorities and, without limiting the generality of the foregoing, a ratio of Tier 1 Capital to Average Adjusted Assets as required by all state and federal regulatory authorities; provided, however, with respect to the financial statement of the Borrower in no event shall the minimum ratio of Tier 1 Capital to Average Adjusted Assets be less than Seven Percent (7.0%) as long as NPL are greater than 2.0%. When NPL drop below 2.0% the minimum Tier 1 Capital ratio will be Six and one half percent (6.5%) see 5.15 (b) for definition of NPL. For purposes hereof, "Tier 1 Capital" is defined in Appendix A to Title 12, Code of Federal Regulations, Part 225n, and Capital Adequacy Guidelines for Bank Holding Companies.

         5.15 Non-Performing Loans Ratio.

(a) The Non-Performing Loan Ratio of the Borrower and its Subsidiaries, as of the end of each fiscal quarter shall not exceed three and one half percent (3.50%) of the Borrower's gross loans between execution of this document and 12/31/04. NPL shall not exceed 3.25% beginning 1/01/05 through 3/31/05, NPL shall not exceed 3.00%, beginning 4/01/05 through 6/30/05, NPL shall not exceed 2.50% beginning 7/01/05 through 12/31/05 and thereafter NPL shall not exceed 2.00%.

                  (b) For the purposes hereof, "Non-Performing Loans" shall be defined as the sum of (1) all loans classified internally or by a Bank Regulatory Authority as non-accrual plus (2) loans past due by 90 days or more plus (3) loans for which the obligee has reduced the agreed interest rate, reduced the principal or interest obligation, extend the maturity, applied interest payments to reduce principal, capitalized interest, or otherwise renegotiated the terms of the obligation based upon the actual or asserted inability of the obligor(s) of such loans to perform their obligations pursuant to the agreements with the obligee prior to such modification or renegotiation; provided, however, loans for which the Borrower or the Bank has taken additional collateral satisfactory to it and therefore is prepared to make additional loan advances or any other loans which have been restructured and are performing in a manner satisfactory to the Borrower shall not be included in the definition, herein defined as "Non-performing Loans" and (4) Other Real Estate Owned listed in Call Reports and other such assets acquired through foreclosure or other realization upon collateral or rearrangement or satisfaction of Indebtedness.

                  (c) "Non-Performing Loan Ratio" means the quotient of (i) sum of total loans and Other Real Estate Owned and other such assets acquired through foreclosure or other realization upon collateral or rearrangement or satisfaction of Indebtedness and (ii) total loans of the Borrower.

         5.16 Loan Loss Reserves. With respect to the Bank, maintain at all times loan loss reserves in amounts deemed adequate by all federal and state regulatory authorities. As used herein, "Non-Performing Loans" shall have the same meaning set out for "Non-Performing Assets" in Section 5.19 hereof.

         5.17 Compliance Certificate. Furnish Lender a Certificate of Compliance duly certified by the Chief Executive Officer of Borrower within forty-five (45) days after the end of each calendar quarter stating that Borrower and each Bank Subsidiary and the Borrower and all Subsidiaries, as applicable, are in material compliance with all terms, covenants and conditions of this Loan Agreement and all related Loan Documents, including, but not limited to, Sections 5.1 - 5.17 of this Agreement. Such Certificate of Compliance shall be as set forth in EXHIBIT H and otherwise be in form and substance reasonably satisfactory to Lender.

6. NEGATIVE COVENANTS.

       Borrower and the Bank covenant and agree with Lender that Borrower shall comply and cause the Bank and other Subsidiaries to comply with the following negative covenants unless the prior written consent of Lender shall be obtained, so long as Borrower may borrow under this Agreement or so long as any indebtedness remains outstanding under the Loan Documents. In addition, the Bank covenants and agrees to the following as such provisions apply to the Bank:

         6.1 Indebtedness. Neither Borrower nor the Bank shall create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, except for the following indebtedness:

                  (a)      The indebtedness of Borrower under the Loan;

                  (b) Indebtedness owed by the Borrower to the Bank or any other Subsidiary or any Subsidiary to the Borrower; and

                  (c) Debt for operating expenses or otherwise incurred by the Bank or any other Subsidiary in the ordinary course of business.

                  (d)      Indebtedness as set forth in EXHIBIT G.

         6.2 Merger, Dissolution, Acquisition of Assets. Enter into, or permit the Bank or any other Subsidiary other than Bank of Mason or BankTennessee to enter into, any transaction of merger or consolidation, or any reorganization, reclassification of stock, readjustment or change in capital structure; or acquire, or permit any Subsidiary to acquire, all of the stock, or other ownership interest, property or assets of any other person, corporation, partnership or other entity; provided, however, that any subsidiary of the Borrower may merge with any other subsidiary of the Borrower and any subsidiary of the Borrower may merge or wind up into the Borrower or any other subsidiary.

         6.3 Sale of Stock, Merger, or Asset Disposition.

                  (a) Sell, transfer, pledge, assign, or otherwise dispose of, or otherwise encumber, any of the Borrower's stock of the Bank nor permit the Bank or any other Subsidiary to issue additional shares of stock or rights, options or securities convertible into capital stock of the Bank.

                  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, make any Asset Disposition except in the ordinary course of business or to the Borrower or any subsidiary thereof.

         For purposes of this Agreement, "Asset Disposition" means the disposition (including the sale, lease or transfer) of any material amount or all of the assets (including without limitation the Capital Stock of the Bank or any other Subsidiary) of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise; provided , however that it shall not include the disposition by the Borrower of its Bank of Mason or BankTennessee subsidiary

         6.4 Dividends, Redemptions and Other Payments. Declare or pay any dividends on the stock of Borrower or redeem any stock of Borrower other than in connection with its disposition of BankTennesssee if an Event of Default has occurred and is continuing under this Agreement or allow the payment of such a dividend that would create an Event of Default. The payment of any dividend or the redemption of any stock not otherwise prohibited shall in all respects comply with the rules and regulations of the Federal Reserve Board.

         6.5 Capital Expenditures. Make or become committed to make, or permit any Subsidiary to make or to become committed to make, directly or indirectly, during any calendar year, capital expenditures which for Borrower and the Subsidiary exceed amounts deemed acceptable to applicable regulatory authorities.

         6.6 Relocation. Cause or permit Borrower or any Subsidiary to relocate their principal office, principal banking office, principal registered office or approved charter location without the written consent of Lender which consent shall not be unreasonably withheld, conditioned or delayed.

         6.7 Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such person or entity other than (a) normal compensation and reimbursement of expenses of officers and directors and (b) except as otherwise specifically limited in this Agreement, other transactions which satisfy the applicable requirements under Section 23A of the Federal Reserve Act, 12 USC ss.371c and Section 23B of the Federal Reserve Act, 12 USC ss.371c-1 or lending transactions satisfying Regulation O of the Board of Governors of the Federal Reserve Board. For purposes of this Agreement, the term affiliates shall have the same meaning as set forth in applicable bank regulations.

         6.8 No Defaults. Borrower shall not permit or suffer the occurrence of any event nor allow any Affiliate to knowingly permit or suffer the occurrence of any event which constitutes an event of default under any indenture or loan agreement or otherwise with respect to any indebtedness of the Borrower, the Bank, or any other Subsidiary.

7. DEFAULT AND REMEDIES.

         7.1 Events of Default. Any one or more of the following events shall constitute a default ("Event of Default") under the terms of this Agreement and the other Loan Documents:

                  (a) Default in the payment when due and payable any payment of the principal or interest on the Note or any other fees or payments due under the Note, this Agreement or other Loan Documents.

                  (b) Default in compliance with or in the performance or observance of any term, covenant, obligation, condition, or agreement in this Agreement or any other Loan Document other than a payment in section 7.1(a) so long as such default or breach shall remain uncured for a period of thirty (30) days following written notice thereof to Borrower from Lender.

                  (c) If any representation, warranty or any other statement made or deemed to be made by the Borrower herein, in any other Loan Document, or in any writing, certificate, or report or statement at any time furnished to Lender pursuant to or in connection with this Agreement shall be false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

                  (d) Borrower, the Bank or any other Subsidiary shall fail to pay when due and before the expiration of any grace period, any debt for borrowed money which it is primarily obligated to pay as borrower, or in any other capacity, whether such debt shall have become due because of acceleration of maturity or otherwise, other than debt created by this Agreement.

                  (e) An event occurs which constitutes an event of default as defined in the Note or any other Loan Document; or an event occurs which constitutes an event of default (following the expiration of applicable grace, notice or cure periods) under any present or future loan agreement between Lender and Borrower for any other loan.

                  (f) If Borrower shall fail to maintain an annualized return on total average assets of at least .30% for year 2004; .50% for year 2005 and .65% thereafter for all financial reports required by regulatory authorities. For purposes of this section "total average assets" shall be deemed to mean the year-to-date average of total assets of the Bank.

                  (g) The Borrower, the Bank, or any other Subsidiary shall

                           (i) be unable or admits in writing its inability to pay its debts as they become due; or

                           (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act as now or in the future amended, or file a pleading asking such relief, or have or suffer to be filed an involuntary petition in bankruptcy against it which is not contested and discharged within sixty
                                    (60) days; or

                           (iii) make an assignment for the benefit of creditors generally; or

                           (iv) consent to the appointment of a trustee, custodian, or receiver for all or a major portion of its property; or

                           (v) be adjudicated a bankrupt or insolvent under any federal or state law; or

                           (vi) suffer the entry of a court order under any federal or state law appointing a receiver, custodian, or trustee for all or a major part of its property or ordering the winding up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Act, as now or in the future amended; or

                           (vii) suffer the entry of a final judgment for the payment of money in excess of $2,500,000 and the same shall not be discharged or provision made for its discharge within 45 days from the date of entry thereof or an appeal or other appropriate proceeding for review thereof shall not be taken within said period and a stay of execution pending such appeal shall not be obtained; or

                           (viii) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property.

                  (h) The issuance of any letter agreement, memorandum of understanding, cease and desist order, injunction, directive, or restraining order or notice of changes under 12 USC ss.1818 against the Borrower, the Bank or other Subsidiaries or the Borrower's, the Bank's or the other Subsidiaries' directors, whether temporary or permanent, by or at the request of any bank regulatory agency; or

                  (i) The failure of the Borrower, the Bank, or any other Subsidiary, or the Borrower's, the Bank's, or any other Subsidiary's directors to comply in all material respects with the terms of any memorandum of understanding or letter agreement with any bank regulatory agency, including but not limited to any applicable state bank regulatory agency, Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision, and the Board of Governors of the Federal Reserve System and such failure has not been fully corrected within thirty (30) business days of the Borrower's or the Bank's awareness of its failure to comply.

         7.2 Cure Provisions. In any Event of Default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach in the same provision of the Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to result in compliance as soon as reasonably practical.

         7.3 Remedies on Default. Upon the occurrence of an Event of Default, Lender may (i) terminate all obligations of Lender to Borrower, the Bank, or any other Subsidiary including, without limitation, all obligations to lend money to Borrower under this Agreement, (ii) declare the Note immediately due and payable, without presentment, demand, protest, notice of intent to accelerate and notice of acceleration of the maturity date of this Note, or any other notice of any kind, all of which are expressly waived, (iii) declare immediately due and payable from Borrower the expenses set forth in Section 8.14 hereof, and
(iv) pursue any remedy available to it under this Agreement, the Note, the Pledge Agreement or any other Loan

Document, or available at law or in equity, concurrently or subsequently, in such order as the Lender may elect, all of which remedies shall be cumulative.

         7.4 Liens; Setoff by Lender. Borrower and the Bank hereby grants to Lender a continuing lien for all indebtedness of Borrower, the Bank, or the other Subsidiaries to Lender upon any and all of its monies, securities and other property and the proceeds thereof, now or hereafter held or received by or in transit to Lender from or for Borrower, the Bank, or the other Subsidiaries, and also upon any and all deposits (general or special, matured or unmatured) and credits of Borrower, the Bank, or the other Subsidiaries against Lender at any time existing. Upon the occurrence of any Event of Default as specified above, Lender is hereby authorized at any time and from time to time, without notice to Borrower, the Bank, or the other Subsidiaries, to set off, appropriate, and apply any and all items hereinabove referred to against any or all indebtedness of Borrower, the Bank, or the other Subsidiaries to Lender, whether under this Agreement, or otherwise, whether now existing or hereafter arising. Lender shall give written notice to Borrower of such setoff appropriation or application after such setoff, appropriation or application occurs.

8. MISCELLANEOUS.

         8.1 No Waiver. No delay or failure on the part of Lender or on the part of any holder of the Note in the exercise of any right, power or privilege granted under this Agreement, or under any other Loan Document, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against Lender unless made in writing and signed by Lender, and then only to the extent expressly specified therein.

         8.2 Notices. All notices and communications provided for hereunder shall be in writing, delivered by hand or sent by first-class, registered or certified mail, postage prepaid, or express courier to the following addresses:

                  (1) If to Lender:   First Tennessee Bank National Association
                                      845 Crossover Lane, Suite 150
                                      Memphis, Tennessee 38117
                                      Attention: Financial Institutions Division

                  (2) If to Borrower: Civitas BankGroup, Inc.
                                      4 Corporate Centre
                                      810 Crescent Centre Drive
                                      Suite 320
                                      Franklin, Tennessee 37067
                                      Attention: Richard Herrington

Any party hereto may change its address for notice purposes by notice to the other parties in the manner provided herein. Notice shall be deemed given when hand delivered or first class, certified or registered mail, postage prepaid, or when delivered by express courier.

         8.3 Governing Law. This Agreement and all other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of Tennessee except with respect to interest which shall be governed by and construed in accordance with applicable Federal laws in effect from time to time.

         8.4 Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made by or furnished on behalf of Borrower, the Bank, or the other Subsidiaries in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents and the extension or funding of the loan hereunder.

         8.5 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         8.6 Severability. If any part of any provision contained in this Agreement or in any other Loan Document shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

         8.7 Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Loan Documents.

         8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

         8.9 Payment of Costs. Borrower shall pay, promptly upon demand by Lender, all reasonable costs, expenses, taxes and fees incurred by Lender in connection with the preparation, execution and delivery of this Agreement and all other Loan Documents and the recording and filing and rerecording and refiling thereof, including, without limitation, the reasonable costs and professional fees of counsel for Lender, any and all transfer, mortgage or other taxes and all recording costs that may be payable. In the future, Borrower shall pay promptly following written demand by the Lender, all such costs and expenses determined to be payable, in connection therewith.

         8.10 Successors and Assigns. This Agreement shall bind and inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided, however, Borrower, the Bank, and the other Subsidiaries shall not have any right to assign their rights or obligations hereunder to any person. Notwithstanding anything in this Agreement to the contrary, Lender shall have the right, but shall not be obligated, to sell participation in the loan made pursuant hereto to other banks, financial institutions and investors; provided, however, that such sales shall not require the Borrower, without its written consent, to file a registration statement with the Securities and Exchange Commission or apply to or qualify the loan or the note under the blue sky laws of any state.

         8.11 Amendments; No Implied Waiver. This Agreement may be amended or modified, and Borrower, the bank, and the other Subsidiaries may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Borrower shall obtain the prior written consent of Lender to that specific amendment, modification, action or omission to act, and no course of dealing between Borrower, the Bank, or the other Subsidiaries and Lender shall operate as a waiver of any right, power or privilege granted to Lender under this Agreement or under any other Loan Document, or available to Lender at law or in equity.

         8.12 Rights Cumulative. All rights, powers and privileges granted hereunder shall be cumulative to and shall not be exclusive of any other rights, powers and privileges granted by any other Loan Document or available at law or in equity.

         8.13 Indemnity. Borrower, the Bank, and the other Subsidiaries agree to protect, indemnify and save harmless Lender, and all directors, officers, employees and agents of Lender, from and against any and all (i) claims, demands and causes of action of any nature whatsoever brought by any Person not a party to this Agreement and arising from or related or incident to this Agreement or any other Loan Document, including, without limitation, any liability under federal or state securities laws arising out of Lender's disposition of all or part of the Collateral, (ii) reasonable costs and expenses incident to the defense of such claims, demands and causes of action, including, without limitation, reasonable attorneys' fees, and (iii) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action; provided, however, that Borrower, the Bank, and the other Subsidiaries do not agree to indemnify Lender or any of its directors, officers, employees or agents against their own willful misconduct or gross negligence. The indemnity contained in this section shall survive the termination of this Agreement.

         8.14 Expenses. Borrower agrees to promptly reimburse Lender for (i) all reasonable costs and expenses of collection of the Note, including reasonable attorneys' fees, and (ii) all reasonable expenses incurred by Lender in acting on behalf of Borrower, the Bank or the other Subsidiaries in accordance with the terms of this Agreement or to maintain or preserve the value of the Collateral, or Lender's interest therein pursuant to the Pledge Agreement, or any other Loan Document. Such sums shall include interest at the maximum rate allowed by law accruing from the date Lender requests such reimbursement.

         8.15 Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Borrower, the Bank, and the other Subsidiaries, and Lender agree that, should any provision of this Agreement, or of the Note, or of any other Loan Document or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Lender by Borrower under this Agreement, and if the principal indebtedness has been paid in full, any remaining excess shall forthwith be paid to Borrower.

         8.16 Jurisdiction and Venue. Borrower, the Bank, and the other Subsidiaries, and Lender agree, without power of revocation, that any civil suit or action brought against them as a result of , or which relates to, any of their obligations under this Agreement or under any other Loan Document may be brought against them, jointly or singly, in the United States District Court for the Western District of Tennessee and Borrower, the Bank, the other Subsidiaries, and Lender irrevocably submit to the jurisdiction of such court and irrevocably waive, to the fullest extent permitted by law, any objections that they may now or hereafter have to the laying of the venue of such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum.

         8.17 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

         8.18 Holidays. In any case where the date for any action required to be performed under this Agreement or under any other Loan Document shall be, in the city where the performance is to be made, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law to close, then such performance may be made on the next succeeding business day not a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law to close.

         8.19 Entire Agreement. This Agreement and the other Loan Documents executed and delivered contemporaneously herewith, together with the exhibits attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby. The execution of this Agreement and the other Loan Documents by Borrower, the Bank, and the other Subsidiaries was not based upon any facts or materials provided by Lender, nor was Borrower, the Bank, and the other Subsidiaries induced to execute this Agreement or any other Loan Document by any representation, statement or analysis made by Lender. In the event that the provisions of this Loan Agreement shall conflict with provisions of any of the other Loan Documents, the provisions of this Agreement shall control.

                  This written Loan Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         8.20 Consent. Borrower, the Bank, and the other Subsidiaries hereby represent and warrant that to the best of Borrower's knowledge there is no consent from any lender or creditor needed to prevent Borrower, the Bank, or the other Subsidiaries from being in default by Borrower executing the Note or Borrower, the Bank, and the other Subsidiaries executing, this Loan Agreement or any other loan document associated with this Loan.

         8.21 Waiver Of Right To Trial By Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         8.22 Bank Joined As Party. The undersigned Bank is joining this Agreement as a party hereto and hereby confirms the Bank's obligations hereunder and the agreements, covenants, representations, and warranties of the Bank. The Borrower and the Bank are executing this Agreement on behalf of the other Subsidiaries as to the other Subsidiary's obligations hereunder and the agreements, covenants, representations, and warranties of the other Subsidiaries.

         8.23 No Inference of Extension Past Maturity Date. Notwithstanding any other provision herein, the terms, conditions, and requirements provided for herein that would, by their express terms, be applicable to time periods after the Maturity Date of the Note, are not to be interpreted as an inference that the Lender

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

has agreed to any extension, automatic or otherwise, to the extension of the Maturity Date. The Lender has not agreed and is under no obligation to extend the Maturity Date of the Note.

         WITNESS the hand and seal of the parties hereto through their duly authorized officers as of the date first above written.

LENDER:                                              BORROWER:

FIRST TENNESSEE BANK NATIONAL           CIVITAS BANKGROUP, INC.
ASSOCIATION

By: /s/ Steve Shelton                   By: /s/ Richard Herrington
Printed Name: Steve Shelton             Printed Name: Richard Herrington
Title: ______________________________   Title: President


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